UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2010 (May 3, 2010)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 3, 2010, Aircastle Limited (the "Company") and Aircastle Advisor LLC ("Advisor") entered into a separation agreement (the "Separation Agreement") with  Michael Platt ("Executive"), Chief Investment Officer of the Company.  The following summary of certain provisions of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Executive's employment letter with Advisor, dated January 8, 2007 (the "Letter"), was superseded by the Separation Agreement, pursuant to which Executive agreed to resign from all positions he currently holds with the Company, Advisor and their respective affiliates, effective May 3, 2010 2010, and to terminate employment effective June 15, 2010.  The Separation Agreement contains a general release of any claims Executive may have against the Company, Advisor or their respective affiliates (the "Release") and incorporates certain provisions of the Letter and the Confidentiality, Developments and No-Solicitation Agreement between Executive and Advisor, dated January 8, 2007.  Pursuant to the Separation Agreement, Executive has agreed not to compete with Advisor, Fortress Investment Group LLC or any of their respective affiliates during his employment, and for three months after termination (the "Restricted Period") as to any aircraft leasing, marketing, advisory and/or finance business.  Executive has also agreed that through the end of the Restricted Period, he will not solicit or encourage any of Advisor's then current employees or independent contractors to either leave the employment or other service of Advisor or to work for Executive or any competitor of Advisor.

Pursuant to the Separation Agreement, if Executive continues to comply with all of the terms and conditions on the Separation Agreement, 44,580 of the restricted shares of the Company’s common stock held by Executive that are unvested as of Executive's termination shall vest on the date on which the Release becomes irrevocable and the remaining 53,492 unvested restricted shares held by Executive as of the termination shall vest at the expiration of the Restricted Period.

Item 7.01 Regulation FD Disclosure.

On May 3, 2010, the Company announced that Michael Platt will step down as Chief Investment Officer to pursue other business opportunities,  as described in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

10.1           Separation Agreement, dated May 3, 2010, among Aircastle Limited, Aircastle Advisor LLC and Michael Platt.

99.1           Exhibit 99.1 Press Release dated May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Dated: May 4, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Separation Agreement, dated May 3, 2010, by and among Aircastle Limited, Aircastle Advisor LLC and Michael Platt

99.1	Press Release dated May 3, 2010